Exhibit 3.1
ARTICLES OF MERGER
of
NEW PUMPKIN INC.
(a Maryland corporation)
with and into
AMB PROPERTY CORPORATION
(a Maryland corporation)
THIS IS TO CERTIFY THAT:
     FIRST: New Pumpkin Inc., a Maryland corporation (“New Pumpkin”), and AMB Property Corporation, a Maryland corporation (“AMB”), agree to merge (the “Merger”) in the manner hereinafter set forth.
     SECOND: AMB is the corporation to survive the Merger.
     THIRD: Both AMB and New Pumpkin are incorporated under the laws of the State of Maryland.
     FOURTH: The principal office of AMB in the State of Maryland is located in Baltimore City. The principal office of New Pumpkin in the State of Maryland is located in Baltimore City.
     FIFTH: At the effective time of these Articles of Merger, the charter of AMB, as in effect immediately prior to such effective time, shall be amended, as set forth in Exhibit A hereto, in order to change the name of AMB from AMB Property Corporation to Prologis, Inc.
     SIXTH: New Pumpkin beneficially owns an interest in land in the following counties in the State of Maryland: Anne Arundel County, Baltimore County, Cecil County, Harford County, Howard County and Prince George’s County. However, New Pumpkin does not hold title to such property.
     SEVENTH: The total number of shares of all classes of stock which each corporation party to these Articles has the authority to issue and the number of shares of each class are as follows:
          (a) AMB.
     The total number of shares of all classes of stock which AMB has the authority to issue is 600,000,000, consisting of: (1) 500,000,000 shares of common stock, par value $0.01 per share (“AMB Common Stock”); and (2) 100,000,000 shares of preferred stock, par value $0.01 per share (“AMB Preferred Stock”), of which (a) 2,300,000 shares have been classified as Series L Cumulative Redeemable Preferred Stock, (b) 2,300,000 shares have been classified as Series M Cumulative Redeemable Preferred Stock, (c) 3,000,000 shares have been classified as Series O Cumulative Redeemable Preferred Stock, (d) 2,000,000 shares have been classified as Series P Cumulative Redeemable Preferred Stock, (e) 2,000,000 shares have been classified as Series Q Cumulative Redeemable Preferred Stock (“AMB Series Q Preferred Stock”), (f) 5,000,000 shares have been classified as Series R Cumulative Redeemable Preferred Stock (“AMB Series R Preferred Stock”), and (g)

5,000,000 shares have been classified as Series S Cumulative Redeemable Preferred Stock (“AMB Series S Preferred Stock”). The aggregate par value of all the shares of all classes of AMB is $6,000,000.
          (b) New Pumpkin.
     The total number of shares of all classes of stock which New Pumpkin has the authority to issue is 750,000,000, consisting of: (1) 737,580,000 shares of common stock, par value $0.01 per share (“New Pumpkin Common Stock”); and (2) 12,420,000 shares of preferred stock, par value $0.01 per share (“New Pumpkin Preferred Stock”), of which (a) 2,300,000 shares have been classified as Series C Cumulative Redeemable Preferred Stock (“New Pumpkin Series C Preferred Stock”), (b) 5,060,000 shares have been classified as Series F Cumulative Redeemable Preferred Stock (“New Pumpkin Series F Preferred Stock”), and (c) 5,060,000 shares have been classified as Series G Cumulative Redeemable Preferred Stock (“New Pumpkin Series G Preferred Stock”). The aggregate par value of all the shares of all classes of New Pumpkin is $7,500,000.
     EIGHTH: Upon the effective time of the Merger, (1) each issued and outstanding share of New Pumpkin Common Stock shall be converted into 0.4464 of a newly issued, fully paid and nonassessable share of AMB Common Stock, (2) each issued and outstanding share of New Pumpkin Series C Preferred Stock shall be converted into one newly issued, fully paid and nonassessable share of AMB Series Q Preferred Stock, (3) each issued and outstanding share of New Pumpkin Series F Preferred Stock shall be converted into one newly issued, fully paid and nonassessable share of AMB Series R Preferred Stock, (4) each issued and outstanding share of New Pumpkin Series G Preferred Stock shall be converted into one newly issued, fully paid and nonassessable share of AMB Series S Preferred Stock, and (5) each issued and outstanding security that is convertible into or exercisable for shares of New Pumpkin Common Stock (each such security, a “New Pumpkin Convertible Security”) shall be converted into a newly issued security that is convertible into or exercisable for a number of shares of AMB Common Stock equal to the product of the number of shares of New Pumpkin Common Stock into which or for which such New Pumpkin Convertible Security was convertible or exercisable immediately prior to the effective time of the Merger multiplied by 0.4464. Each share of AMB Common Stock and AMB Preferred Stock issued and outstanding immediately prior to the effective time of these Articles of Merger shall be unaffected by the Merger.
     NINTH: The terms and conditions of the transaction described in these Articles of Merger were duly advised, authorized and approved by New Pumpkin in the manner and by the vote required by the laws of the State of Maryland and the charter of New Pumpkin, as follows:
     (a) The Board of Directors of New Pumpkin, by written consent signed by all the members thereof and filed with the minutes of proceedings of such board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the sole stockholder of New Pumpkin entitled to vote thereon.
     (b) A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed was signed by the sole stockholder of New Pumpkin entitled to vote thereon, and such consent is filed with the records of stockholder meetings of New Pumpkin.
     TENTH: The terms and conditions of the transaction described in these Articles of Merger were duly advised, authorized and approved by AMB in the manner and by the vote required by the laws of the State of Maryland and the charter of AMB, as follows:

     (a) At a meeting duly called and held, the Board of Directors of AMB unanimously adopted a resolution declaring the Merger advisable on substantially the terms and conditions set forth or referred to in said resolution and directing that the Merger be submitted for consideration at a special meeting of the stockholders of AMB.
     (b) At a special meeting of the stockholders of AMB duly called and held, the Merger was approved by the stockholders by the vote and in the manner required by the charter of AMB and Maryland law.
     ELEVENTH: These Articles of Merger shall become effective at 12:01 a.m. Eastern Daylight Time on June 3, 2011.
     Each undersigned officer or authorized person, as the case may be, acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each officer or authorized person acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.
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     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 2nd day of June, 2011.

ATTEST:		NEW PUMPKIN INC.

By: Name:	/s/ Edward S. Nekritz Edward S. Nekritz	By: Name:	/s/ Michael T. Blair Michael T. Blair
Title:	General Counsel and Secretary	Title:	Vice President and Assistant Secretary

ATTEST:		AMB PROPERTY CORPORATION

By: Name:	/s/ Tamra D. Browne Tamra D. Browne	By: Name:	/s/ Thomas S. Olinger Thomas S. Olinger
Title:	Senior Vice President, General Counsel and Secretary	Title:	Chief Financial Officer

EXHIBIT A
AMB PROPERTY CORPORATION
AMENDMENT TO CHARTER
     (1) The charter (the “Charter”) of AMB Property Corporation, a Maryland corporation, is hereby amended by amending and restating in its entirety Article I of the Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on November 24, 1997, and comprising a part of the Charter, as follows:
“ARTICLE I
NAME OF THE CORPORATION
     The name of the corporation (hereinafter the “Corporation”) is:
Prologis, Inc.”